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                                                                    EXHIBIT 99.1


Contact:

Dental/Medical Diagnostic Systems, Inc.
200 N. Westlake Blvd., Suite 202
Westlake Village, CA  91362
Robert H. Gurevitch, CEO/Chairman              Stephen D. Axelrod, CFA
Stephen F. Ross, CFO                           Nancy S. L. Block
(805) 381-2700; (805) 374-1966 (Fax)           Susan T. Bolen (Media)
e-mail:stever@dmdcorp.com                      Wolfe Axelrod Associates
                                               (212)370-4500; (212)370-4505(FAX)
For Immediate Release:                         e-mail:nancylb@wolfeaxelrod.com
August 20, 1998


                DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. ANNOUNCES
          IT HAS RECEIVED 510(K) NOTIFICATION FOR THE APOLLO 95E TOOTH
                      WHITENING AND COMPOSITE CURING SYSTEM

     WESTLAKE VILLAGE, CA., August 20, 1998, Dental/Medical Diagnostic Systems, Inc. (NASDAQ: DMDS, DMDSW) today announced that is has received 510(k) notification for the Apollo 95E tooth whitening and curing system from the United States Food and Drug Administration (FDA) pursuant to Section 510(k) of the federal Food, Drug and Cosmetic Act.

     This notification allows Dental/Medical Diagnostic Systems, Inc. to begin marketing the Apollo 95E and shipping will commence immediately.

     The Apollo 95E tooth whitening and composite curing system, developed by Dental/Medical Diagnostic Systems, Inc., will significantly whiten discolored teeth in less that one hour. Because the Apollo 95E is not a laser, a dental assistant can perform the procedure. The Apollo 95E non-laser curing light, also cures restorative composite materials in 1 to 3 seconds, making it the fastest dental curing light in the world known to the Company. Dental/Medical Diagnostic Systems, Inc. will be supplying its own matched composites and whitening materials to increase speed and optimize results for the dentist and the patient.

     Robert H. Gurevitch, Chairman and CEO of Dental/Medical Diagnostic Systems, Inc., stated, "The swift approval of our 510(k) filing for the Apollo 95E tooth whitening and curing system supports the earlier confidence of our regulatory experts that notification wouldnt take more than 60 to 90 days. We expect the Apollo 95E to quickly garner a significant share of the market for tooth whitening devices and composite curing because of its market leading combination of price and features."


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     Dental/Medical Diagnostic Systems, Inc. designs, develops, manufactures and sells high technology dental equipment. Currently, the Company sells an intraoral camera system known as the TeliCam System, a dental office networking system known as InTELInet and a tooth whitening and curing system, the Apollo 95E, that began shipping outside the United States in the first quarter. In a
separate   agreement,   the  Company  is  supporting   the   development   of  a
state of-the-art dental Digital X-ray system, which is expected to be marketed in early 1999.





Disclosure Regarding Forward Looking Statements.

     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (Securities Act) and Section 21E of the Securities Exchange Act of the 1934 (the Exchange Act). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Forward- looking statements involve numerous risks and uncertainties. The success of the Apollo 95E including (i) the ability of the company to forecast market trends and preferences and adapt the Apollo 95E to market requirements, (ii) the ability of the Company to develop and implement a manufacturing capability for the Apollo 95E in the United States, and (iii) the rapid technological change that is a characteristic of the dental device market may render existing products, or products under development, obsolete or unmarketable. As a result of these factors and other important risks and uncertainties described in the Companys most recently filed Form 10KSB report which should be read in conjunction herewith, copies of which are available from the Companys Investor Relations department, actual results may differ materially from those contemplated by the forward-looking statements set forth herein. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statement herein or to reflect any change in the Companys expectations or any change in events, conditions or circumstances on which any such statement is based.

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